Exhibit 99.1

Vocera Reports Second Quarter 2013 Results

•	Revenue for the second quarter of $25.3 million

•	Non-GAAP earnings per share for the second quarter of $0.01

•	GAAP net loss per share for the second quarter of $0.08

•	Non-GAAP Adjusted EBITDA for the second quarter of $0.6 million

•	Signs new contract with a large VA hospital

•	Refines 2013 outlook

SAN JOSE, Calif., August 5, 2013 -Vocera Communications, Inc. (NYSE: VCRA), the leading provider of solutions that address critical communication and productivity challenges facing healthcare, hospitality, retail and other mobile work environments, today announced unaudited results for its second quarter ended June 30, 2013.

Revenue for the second quarter of 2013 was $25.3 million, an increase of 12.9% sequentially and 1.7% compared to $24.9 million in the second quarter of 2012. For the second quarter of 2013, GAAP net loss was $2.0 million, or $0.08 per diluted share, compared to a net income of $1.2 million in the second quarter of 2012. Non-GAAP net income was $175,000 for the second quarter of 2013, or $0.01 per diluted share, compared to non-GAAP net income of $2.3 million or $0.09 per diluted share, for the second quarter of 2012. A reconciliation of GAAP to non-GAAP financial measures is provided in the schedules included below.

“We had a solid second quarter, including strong bookings growth in our core U.S. healthcare market, the signing of a large new Veterans hospital contract, as well as the shipment of a record number of Vocera badges. These accomplishments are encouraging, and yet we still believe the hospital spending environment remains tight. In spite of these challenges, over the last two quarters we have experienced strong bookings in new facilities and subscription based solutions. While these bookings have strengthened our backlog, they are taking longer to convert to revenue.” commented Brent Lang, Vocera President and Chief Executive Officer.

Second Quarter 2013 Results

•	Total revenue in the second quarter of 2013 of $25.3 million was comprised of $15.3 million of product revenue and $10.0 million of service revenue.

•

Product revenue increased 18.4% sequentially in the second quarter of 2013, but decreased 5.0% compared to the second quarter of 2012. Product revenue in the second quarter of 2013 was comprised of $3.0 million from software sales and $12.4 million of device sales, which included record badge shipments. GAAP product gross margin of 65.2% in the second quarter of 2013 decreased 90 basis points compared to the second quarter of 2012. Non-GAAP product gross margin of 66.2% in the second quarter of 2013 decreased 70 basis points compared to the second quarter of 2012.

•

Service revenue increased 5.3% sequentially and 14.1% compared to the second quarter of 2012, and was driven by maintaining and supporting existing customers, together with the expansion of our installed base. Service revenue in the second quarter of 2013 was comprised of $7.7 million of software maintenance and $2.3 million of professional services. GAAP services gross margin of 58.1% in the second quarter of 2013 increased 190 basis points compared to the second quarter of 2012. Non-GAAP services gross margin of 59.7% in the second quarter of 2013 increased 280 basis points compared to the second quarter of 2012.

•

Non-GAAP net income was $175,000 for the second quarter of 2013, or $0.01 per diluted share, which excludes $2.0 million in stock-based compensation expense and $181,000 in amortization of acquired intangibles. This compares to non-GAAP net income of $2.3 million, or $0.09 per diluted share, for the second quarter of 2012, which excludes $933,000 in stock-based compensation expense, $218,000 in amortization of acquired intangibles and a $75,000 benefit in stock warrant valuation.

•

Non-GAAP Adjusted EBITDA was $572,000 in the second quarter of 2013, compared to $3.0 million in the second quarter of 2012. Non-GAAP Adjusted EBITDA margins in the second quarter of 2013 were 2.3% compared to 11.9% in the second quarter of 2012.

•	As of June 30, 2013, the company had cash and short term investments of $125.3 million and no debt.

2013 Guidance

For the full year 2013, we are narrowing our revenue guidance to a range of $102 million to $105 million. We expect GAAP earnings per share to be between a loss of $0.44 and $0.34, non-GAAP earnings per share to be between a loss of $0.04 and a profit of $0.03, and non-GAAP Adjusted EBITDA to be between $900,000 and $2.8 million. Our full year 2013 non-GAAP guidance excludes estimated stock-based compensation expense of $9.0 million to $9.5 million and estimated amortization of intangibles of approximately $0.7 million. Non-GAAP earnings per share guidance is based on a fully diluted share count for the full year 2013 of 24.8 million shares in the event of a loss and 27.2 million shares in the event of a profit, and expected income tax of $0.2 million to $0.4 million.

For the third quarter of 2013, we expect revenues to be between $25.5 million and $26.5 million, GAAP loss per share between $0.16 and $0.10, non-GAAP earnings between a loss of $700,000 and breakeven, non-GAAP earnings per share between a loss of $0.03 and $0.00, and non-GAAP Adjusted EBITDA between a loss of $200,000 and a gain of $500,000. Our third quarter 2013 non-GAAP guidance excludes stock-based compensation expense of approximately $2.6 million and amortization of intangibles of $0.2 million. Non-GAAP earnings per share guidance is based on a fully diluted share count of 24.9 million shares in the case of a loss and 27.5 million shares in the case of a gain, for the third quarter 2013. Income tax for the third quarter of 2013 is expected to be approximately $100,000.

Conference Call Information

The Company will conduct a conference call at 2:00 p.m. (Pacific), or 5:00 p.m. (Eastern), today, August 5, 2013. To participate in the Company’s live conference call, please dial 877-280-4958 or for international callers please dial 857-244-7315. The conference passcode is 99440146. You may also participate in the live webcast by visiting the Investors section of the Company’s web site at www.vocera.com. A replay will be available from Monday, August 5th through Monday, August 12th at 888-286-8010 or 617-801-6888 for international callers, by using the access code 46735374. A webcast replay will also be archived on the Company’s website.

About Vocera Communications

Vocera is the leading provider of mobile communication solutions that address critical productivity and safety challenges facing healthcare, hospitality, retail and other mobile work environments One of the fastest growing mobile technology companies, Vocera is widely recognized for developing smarter ways to communicate that improve patient and customer satisfaction. Exclusively endorsed by the American Hospital Association, Vocera Voice Communication, Secure Messaging, and Patient Experience solutions are installed in more than 1,000 organizations worldwide. Vocera is headquartered in San Jose, Calif., with offices in Tennessee, Canada, and the United Kingdom. For more information, visit www.vocera.com and @voceracom on Twitter.

Vocera and the Vocera logo are registered trademarks of Vocera Communications, Inc. All other product, trademark, company or service names mentioned in this press release are the property of their respective owners.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws, including statements regarding future events, such as our expected operating results for the full year and third quarter of 2013, the future financial performance of our company and the effect macro economic conditions affecting the health care industry will have on our business and results of operations. These forward-looking statements are based on limited information currently available to us and our management’s expectations, which are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to the effects of recently enacted U.S. healthcare reform, the effects on government hospital customers of the sequester and budgetary uncertainty, our ability to maintain profitability; the demand for our Voice Communication solution in the healthcare market; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our solutions, to acquire the sole and limited source hardware and software components of our solutions, to obtain the required capacity and product quality from our contract manufacturer, to develop and introduce new solutions and features to existing solutions and to manage our growth; and the other factors described in our Annual Report on Form 10-K for 2012, Quarterly Report on Form 10-Q for the first quarter of 2013 and our other filings with the SEC. Our filings with the Securities and Exchange Commission (“SEC”) are available on the Investors section of our company’s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in our filings with the SEC. Our operating results for the second quarter of 2013 are not necessarily indicative of our operating results for any future periods. This press release speaks only as of its date. We assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Our management evaluates our company’s results and makes operating decisions using various GAAP and non-GAAP measures. In addition to our GAAP results, we also consider non-GAAP gross margin for products and for services, non-GAAP net income/(loss), and non-GAAP earnings per diluted share. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income. These non-GAAP measures should not be considered as a substitute for the corresponding financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing our performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.

Our non-GAAP gross margin, non-GAAP net income/(loss), and non-GAAP earnings per diluted share as well as Adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options as non-GAAP adjustments in each period.

b) Amortization of acquired intangibles. We acquired certain companies in 2010 and booked intangible assets related to these acquisitions. The amortization of these acquisition related costs is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.

c) Stock warrant revaluation expenses. This is a non-cash expense as a result of preferred warrants outstanding that were revalued each quarter prior to our initial public offering. We believe the comparisons of ongoing operations should exclude effects of such revaluations.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Vocera’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding our financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to us, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and

3) These non-GAAP financial measures are employed by our management in their own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.

Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:

i) While share-based compensation constitutes one of our ongoing and recurring expenses, it is not an expense that requires cash settlement by us. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation are dependent upon the trading price of our common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•	Our stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future; and

•	Other companies may calculate non-GAAP financial measures differently than us, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between our non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in our SEC filings.

Vocera Contact:

Pam Goncalves

408-882-5763

pgoncalves@vocera.com

Investor Contact:

Bob East

Westwicke Partners

443-213-0502

bob.east@westwicke.com

Financial Tables

•	Income statement

•	Balance sheet

•	Non-GAAP to GAAP Reconciliation

•	Adjusted EBITDA

Vocera Communications, Inc.

Condensed consolidated statements of operations

(Unaudited)

	Three months ended June 30		Six months ended June 30
(in thousands, except per share amounts)	2013	2012	2013	2012
Revenue
Product	$15,340	$16,155	$28,300	$30,792
Service	9,956	8,723	19,409	17,205

Total revenue	25,296	24,878	47,709	47,997

Cost of revenue
Product	5,336	5,472	9,946	10,901
Service	4,170	3,822	8,254	7,391

Total cost of revenue	9,506	9,294	18,200	18,292

Gross profit	15,790	15,584	29,509	29,705

Operating expenses
Research and development	3,418	2,694	7,032	5,205
Sales and marketing	10,679	8,002	20,911	15,532
General and administrative	3,629	3,617	6,927	6,704

Total operating expenses	17,726	14,313	34,870	27,441

(Loss) income from operations	(1,936)	1,271	(5,361)	2,264
Interest income	59	14	83	26
Interest expense and other finance charges	—	(3)	—	(74)
Other expense, net	(84)	105	(131)	(1,492)

(Loss) income before income taxes	(1,961)	1,387	(5,409)	724
Provision for income taxes	(61)	(206)	(112)	(379)

Net (loss) income	(2,022)	1,181	(5,521)	345
Less: undistributed earnings attributable to participating securities	—	(1,078)	—	(345)

Net (loss) income attributable to common stockholders	$(2,022)	$103	$(5,521)	$—

Net (loss) income per share attributable to common stockholders:

Basic and diluted	$(0.08)	$0.00	$(0.23)	$0.00

Weighted average shares used to compute net (loss) income per share attributable to common stockholders:
Basic	24,555	21,738	24,419	12,700

Diluted	24,555	24,520	24,419	15,421

Vocera Communications, Inc.

Condensed consolidated balance sheets

(Unaudited)

	As of
	June 30,	December 31,
(in thousands)	2013	2012
Assets
Current assets
Cash and cash equivalents	$40,739	$92,521
Short term investments	84,532	34,989
Accounts receivable, net	19,093	21,697
Other receivables	439	550
Inventories	4,213	2,772
Prepaid expenses and other current assets	3,277	2,808

Total current assets	152,293	155,337
Property and equipment, net	5,560	3,631
Intangible assets, net	1,907	2,267
Goodwill	5,575	5,575
Other long-term assets	709	495

Total assets	$166,044	$167,305

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	3,181	2,854
Accrued payroll and other liabilities	8,490	11,754
Deferred revenue, current	23,491	22,451

Total current liabilities	35,162	37,059
Deferred revenue, long-term	5,569	5,882
Other long-term liabilities	1,640	1,239

Total liabilities	42,371	44,180
Stockholders’ equity	123,673	123,125

Total liabilities and stockholders’ equity	$166,044	$167,305

Vocera Communications, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Three months ended June 30,
	2013			2012
	Net income (loss)	Diluted shares	Earnings (loss) per share-diluted	Net income (loss)	Diluted shares	Earnings (loss) per share-diluted

GAAP	$(2,022)	24,555	$(0.08)	$1,181	24,520	$0.00
Non-GAAP Adjustments:
Add dilutive shares for EPS (a)	—	1,718			—
Add preferred shares conversion (b)					142
Add IPO shares (c)					55
Stock compensation adjustment (d)
Gross Margin	214			85
Operating Expenses	1,802			848
Intangible amortization (e)
Gross Margin	92			97
Operating Expenses	89			122
Change in fair value of warrant and option liabilities (f)				(75)

Total adjustments (g)	2,197	1,718	0.09	1,077	197	0.09
Non-GAAP	$175	26,273	$0.01	$2,258	24,717	$0.09

(a)	Dilutive shares added to reflect change to share count calculation from loss to profit, i.e., from “basic” to “fully diluted” weighted average shares.
(b)	Preferred shares as if converted and outstanding for the full quarter.
(c)	Newly issued IPO shares on April 2, 2012 as if they had been outstanding for the entire prior quarter.
(d)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense
(e)	This adjustment reflects the accounting impact of acquisitions in 2010 in non-cash expense.
(f)	This adjustment reflects the accounting impact of revaluing preferred stock warrants and the option liability in non-cash expense.
(g)	Non-GAAP earnings are not reserved for payment to participating securities, allowing EPS to be calculated as earnings divided by diluted shares

Vocera Communications, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Six months ended June 30,
	2013			2012
	Net income (loss)	Diluted shares	Earnings (loss) per share-diluted	Net income (loss)	Diluted shares	Earnings (loss) per share-diluted

GAAP	$(5,521)	24,419	$(0.23)	$345	15,421	$0.00
Non-GAAP Adjustments:
Add dilutive shares for EPS (e)	—				—
Add preferred shares conversion (f)		—			6,540
Add IPO shares (g)		—			2,527
Stock compensation adjustment (a)
Gross Margin	436			106
Operating Expenses	3,284			1,172
Intangible amortization (b)
Gross Margin	184			193
Operating Expenses	179			243
Change in fair value of warrant and option liabilities (c)	—			1,631

Total adjustments	4,083	0	0.17	3,345	9,067	0.15
Non-GAAP (d)	$(1,438)	24,419	$(0.06)	$3,690	24,488	$0.15

(a)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense
(b)	This adjustment reflects the accounting impact of acquisitions in 2010 in non-cash expense.
(c)	This adjustment reflects the accounting impact of revaluing preferred stock warrants and the option liability in non-cash expense.
(d)	Non-GAAP earnings are not reserved for payment to participating securities, allowing EPS to be calculated as earnings divided by diluted shares.
(e)	Dilutive shares added to reflect change to share count calculation from loss to profit, i.e., from “basic” to “fully diluted” weighted average shares.
(f)	Preferred shares as if converted and outstanding for the full year.
(g)	Initial public offering shares issued April 2012, as if they had been outstanding for the full year.

Vocera Communications, Inc.

Non-GAAP income adjusting items

(In thousands, unaudited)

	Three months ended June 30,
	2013				2012
	Stock based compensation	Intangible amortization	Change in fair value of warrant and option liabilities	Total adjustments	Stock based compensation	Intangible amortization	Change in fair value of warrant and option liabilities	Total adjustments

Gross margin:
Product	$55	$92		$147	$22	$97		$119
Services	159			159	63			63
Operating expenses:
Research and development	228			228	111			111
Sales and marketing	726	86		812	205	110		315
General and administrative	848	3		851	532	12	—	544
Other (income) expense				$—			$(75)	(75)

Non-GAAP income adjustments	$2,016	$181	$—	$2,197	$933	$219	$(75)	$1,077

Vocera Communications, Inc.

Non-GAAP income adjusting items

(In thousands, unaudited)

	Six months ended June 30,
	2013				2012
	Stock based compensation	Intangible amortization	Change in fair value of warrant and option liabilities	Total adjustments	Stock based compensation	Intangible amortization	Change in fair value of warrant and option liabilities	Total adjustments

Gross margin:
Product	$119	$184		$303	$30	$193		$223
Services	317	—		317	76	—		76
Operating expenses:
Research and development	437	—		437	136	—		136
Sales and marketing	1,305	173		1,478	270	220		490
General and administrative	1,542	6		1,548	766	23	—	789
Other (income) expense			$—	—			$1,631	1,631

Non-GAAP income adjustments	$3,720	$363	$0	$4,083	$1,278	$436	$1,631	$3,345

Vocera Communications, Inc.

Adjusted EBITDA

(In thousands, unaudited)

	Three months ended June 30		Six months ended June 30
	2013	2012	2013	2012
GAAP net income (loss)	$(2,022)	$1,181	$(5,521)	$345
Add back:
Stock compensation expense	2,016	933	3,720	1,278
Change in fair value of warrant and option liabilities	—	(75)	—	1,631
Interest (income) expense, net	(59)	(11)	(83)	48
Depreciation and amortization	576	724	1,114	1,278
Income tax expense	61	206	112	379

Non-GAAP adjusted EBITDA	$572	$2,958	$(658)	$4,959